Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact: Daniel Greenberg, Chairman and CEO Electro Rent Corporation 818-786-2525	Roger Pondel/Laurie Berman PondelWilkinson Inc. 310-279-5980 investor@pondel.com

ELECTRO RENT CLOSES ACQUISITION OF TELOGY

VAN NUYS, Calif. – March 31, 2010 – Electro Rent Corporation (NASDAQ:ELRC) today reported that it has completed the previously announced acquisition of Telogy, LLC, a leading provider of electronic test equipment.  The final purchase price was $24.7 million, subject to any post-closing adjustments.

“We will immediately transfer Telogy’s equipment inventory to our Southern California distribution center and integrate Telogy’s operations, as well as convert its management information function to our proprietary software system. We believe that these actions as well as other cost savings will result in immediate accretion to earnings,” said Daniel Greenberg, Chairman and CEO of Electro Rent.  “We look forward to serving Telogy’s customers by providing them with top-notch service and meeting all of their test and measurement equipment needs.”

About Electro Rent
Electro Rent Corporation (www.ElectroRent.com) is one of the largest global organizations devoted to the rental, leasing and sales of general purpose electronic test equipment, personal computers and servers.

"Safe Harbor" Statement:
Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934.  These forward-looking statements, which include, but are not limited to, generating significant cost savings and earnings accretion, reflect Electro Rent’s management's current views with respect to future events and financial performance; however, you should not put undue reliance on these statements.  When used, the words "anticipates," "believes," "expects," "intends," "future," and other similar expressions identify forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties.  The company believes its management's assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true.  Accordingly, Electro Rent’s actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material.  Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and in its other filings with the Securities and Exchange Commission.  Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.  Electro Rent undertakes no obligation to update or revise any forward-looking statements.

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